UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 26, 2020 (May 20, 2020)

Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Charlotte, North Carolina	28277-3607
(Address of Principal Executive Offices)	(Zip Code)

(844) 848-0137

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On May 26, 2020, DENTSPLY SIRONA Inc. (the “Company”) completed an underwritten public offering of senior unsecured notes in the aggregate principal amount of $750,000,000 of 3.250% Senior Notes due 2030 (the “Notes). The Notes were issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-238200), filed with the Securities and Exchange Commission on May 12, 2020.

In connection with the offering of the Notes, the Company entered into an Underwriting Agreement, dated May 20, 2020, among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The Notes were issued under an Indenture, dated May 26, 2020 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated May 26, 2020, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes are the senior unsecured obligations of the Company.

The Notes mature on June 1, 2030 and bear interest at a rate of 3.250% per year. Interest is payable on the Notes on June 1 and December 1 of each year beginning on December 1, 2020, until their maturity date.

Prior to March 1, 2030, the Company may redeem the Notes at its option, at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) a make-whole amount as set forth in the Indenture, plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date. On or after March 1, 2030, the Company may redeem the Notes at its option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

Additionally, if a change of control triggering event occurs in respect of the Notes, the Company will be required to offer to repurchase the Notes for cash at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to but excluding the date of purchase. The Indenture also contains certain limitations on the Company’s ability to incur liens and enter into sale lease-back transactions, as well as customary events of default.

Copies of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the form of the Note are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above description of the material terms of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the issuance and sale of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 20, 2020, among DENTSPLY SIRONA Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of May 26, 2020, between DENTSPLY SIRONA Inc. and Wells Fargo Bank, National Association.

4.2	First Supplemental Indenture, dated as of May 26, 2020, between DENTSPLY SIRONA Inc. and Wells Fargo Bank, National Association.

4.3	Form of 3.250% Notes due 2030 (included in Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA, INC.

Date: May 26, 2020	By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President, General Counsel and Secretary